EXHIBIT 10.3

GUARANTEE AND PLEDGE AGREEMENT

BY

ELYSIUM ENERGY HOLDINGS, LLC,
AS DEBTOR

IN FAVOR OF

405 WOODBINE LLC,

IN ITS CAPACITY AS

ADMINISTRATIVE AGENT,
AS SECURED PARTY

Effective

February 3, 2020

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS		1
1.1	Terms Defined in the Loan Agreement	1
1.2	Additional Defined Terms	1

ARTICLE II GUARANTEE		2
2.1	Guarantee	2
2.2	No Subrogation	3
2.3	Amendments, etc	4
2.4	Guarantee Absolute and Unconditional	4
2.5	Payments	4

ARTICLE III PLEDGE		5

ARTICLE IV OBLIGATIONS SECURED		5

ARTICLE V WARRANTIES AND REPRESENTATIONS BY DEBTORS		4
5.1	Collateral	5
5.2	Prior Financing Statements	5
5.3	Jurisdiction of Formation or Principal Residence of Debtor	5

ARTICLE VI AGREEMENTS OF DEBTOR		5
6.1	Filings of Financing Statements	5
6.2	Transfer of Collateral	5
6.3	Defense of Claims	6
6.4	Payover	6
6.5	Power of Attorney	6
6.6	Delivery to Secured Party	6
6.7	Financing Statement Filings	6
6.8	Transfer or Pledge of Collateral	6
6.9	Expenses of Secured Party	7
6.10	Payments to Protect Collateral	7
6.11	Further Assurances	7

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ARTICLE VII EVENTS OF DEFAULT; RIGHTS AND REMEDIES OF SECURED PARTY		7
7.1	Events of Default	7
7.2	Remedies	7
7.3	Subrogation	9
7.4	Waivers	9
7.5	Negation of Liability	9

ARTICLE VIII MISCELLANEOUS		9
8.1	Assignment	9
8.2	Waiver	10
8.3	Release of Lien	10
8.4	Remedies Cumulative	10
8.5	Parties in Interest	10
8.6	Reasonable Notice	10
8.7	WAIVER OF RIGHTS TO JURY TRIAL	10
8.8	VENUE AND JURISDICTION	11
8.9	GOVERNING LAW	11
8.10	Notices	11
8.11	Invalidity of Certain Provisions	11
8.12	Counterparts	11
8.13	Controlling Agreement	11
8.14	No Oral Agreements	11

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GUARANTEE AND PLEDGE AGREEMENT

This GUARANTEE AND PLEDGE AGREEMENT (the “Agreement”) is executed effective as of February 3, 2020 (the “Effective Date”), by ELYSIUM ENERGY HOLDINGS, LLC, a Nevada limited liability company (the “Debtor”), the address for which, for purposes hereof, is 15915 Katy Freeway, Suite 450, Houston, TX 77094, in favor of 405 WOODBINE LLC, a Delaware limited liability company, the address for which, for purposes hereof, is 405 Lexington Avenue, 59th Floor, New York, NY 10174, in its capacity as administrative agent (in such capacity, “Secured Party”) for the lenders (individually, a “Lender” and collectively, the “Lenders”) party to that certain Term Loan Agreement dated of even date hereof by and among Debtor, the Borrowers (as such term is defined hereinafter), such Lenders and Secured Party (as amended, supplemented restated or otherwise modified from time to time, the “Loan Agreement”).

RECITALS

WHEREAS, the execution and delivery of this Agreement by the Debtor is, among other conditions, a condition precedent under the Loan Agreement;

WHEREAS, the Debtor owns all of the Pledged Equity (as such term is defined hereinafter) and as such is an Affiliate of the Borrowers and will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreement and the other Loan Documents; and

WHEREAS, to secure the Obligations under the Loan Agreement, and to induce Secured Party and the Lenders to execute the Loan Agreement, the Debtor has agreed to guarantee the Obligations (as defined in the Loan Agreement) and to pledge the Pledged Equity to Secured Party;

NOW, THEREFORE, in consideration of the premises, the mutual promises and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and Secured Party hereby agree as follows:

ARTICLE I
DEFINED TERMS

1.1 Terms Defined in the Loan Agreement. Any capitalized term used and not defined herein shall have the meaning assigned to such term in the Loan Agreement.

1.2 Additional Defined Terms. The following terms, as used in this Agreement, shall have the meanings indicated below, unless the context otherwise requires:

(a) “Borrowers” shall mean Elysium (as such term is defined hereinafter), Elysium Energy LA, LLC, a Louisiana limited liability company, Elysium Energy TX, LLC, a Texas limited liability company, Pointe a la Hache, L.L.C., a Delaware limited liability company, Turtle Bayou, L.L.C., a Delaware limited liability company, Potash, L.L.C., a Delaware limited liability company, Ramos Field, L.L.C., a Delaware limited liability company, and each direct and indirect subsidiary of the foregoing.

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(b) “Collateral” shall mean all of the Debtor’s right, title and interest in and to the Pledged Equity (defined below), including, without limitation, (i) the Distributions (defined below), (ii) allocation of loss, gain, deduction, credit or similar items, (iii) property or rights issued in connection with, or as a result of a conversion of, or substitution or exchange thereof, (iv) all papers, documents, chattel paper, instruments and general intangibles relating to or evidencing all or any part of the interests described in clauses (i) through (iii) above, including, without limitation, certificates, if any, evidencing the Pledged Equity, (v) all proceeds, income, fees, moneys, salaries or other distributions made with respect to the Pledged Equity and (vi) any and all proceeds of or from any of the above.

(c) “Distributions” shall mean (i) all rights to receive and payments of proceeds, income, dividends, distributions, returns or repayments of capital or loans, profits, and other sums, whether payable in cash or otherwise, attributable to the Pledged Equity, and (ii) all other payments paid or payable to the Debtor as a result of the Debtor’s ownership of the Pledged Equity.

(d) “Elysium” shall mean Elysium Energy, LLC, a Nevada limited liability company.

(e) “Event of Default” shall have the meaning assigned to such term in Section 7.1.

(f) “Pledged Equity” shall mean all of Debtor’s shares or other ownership interest in and to Elysium.

(g) “Release Date” shall mean the date upon which (i) all Secured Obligations (including, without limitation, all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Term Loans, and all fees, costs, expenses and other amounts payable under the Loan Agreement and the other Loan Documents) shall have been paid in full in cash (other than contingent indemnification obligations and obligations under or in respect of Agreements), (ii) all of the Commitments have been terminated, and (iii) no Commodity Hedge Agreement is outstanding and all amounts payable by Debtor, the Borrowers or any Subsidiary to any Approved Hedge Counterparty under any Commodity Hedge Agreement shall have been paid in full, or if any Commodity Hedge Agreement is outstanding, credit support arrangements acceptable in the sole discretion of the Approved Hedge Counterparty party thereto have been made to secure the Debtor’s, Borrowers’ or any Subsidiary’s obligations thereunder to such Approved Hedge Counterparty, or such Commodity Hedge Agreement has been novated or assigned to one or more third parties and all amounts required to be paid by Debtor, the Borrowers or any Subsidiary in respect of any such novation shall have been paid in full.

ARTICLE II
GUARANTEE

2.1 Guarantee.

(a) The Debtor unconditionally and irrevocably, guarantees to the Secured Party, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Debtor, the Borrowers and its Subsidiaries when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

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(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Debtor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Debtor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Debtor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of Debtor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Secured Party.

(d) The guarantee contained in this Article II shall remain in full force and effect until the Release Date, notwithstanding that from time to time during the term of the Loan Agreement the Debtor, the Borrowers or any Subsidiary may be free from any Obligations.

(e) No payment made by any Borrower, the Debtor, any other guarantor or any other Person or received or collected by the Secured Party from any Borrower, the Debtor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Debtor hereunder which shall, notwithstanding any such payment (other than any payment made by the Debtor in respect of the Obligations or any payment received or collected from the Debtor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Debtor hereunder until the Release Date.

2.2 No Subrogation. Notwithstanding any payment made by Debtor hereunder or any set-off or application of funds of Debtor by the Secured Party, Debtor shall not be entitled to be subrogated to any of the rights of the Secured Party against the Borrowers or any other guarantor or any collateral security or guarantee or right of offset held by the Secured Party for the payment of the Obligations, nor shall Debtor seek or be entitled to seek any contribution or reimbursement from the Borrowers or any other guarantor in respect of payments made by Debtor hereunder, until the Release Date. If any amount shall be paid to Debtor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Debtor in trust for the Secured Party and the other Secured Parties, segregated from other funds of Debtor, and shall, forthwith upon receipt by Debtor, be turned over to the Secured Party in the exact form received by Debtor (duly indorsed by Debtor to the Secured Party, if required), to be applied against the Obligations, whether matured or unmatured.

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2.3 Amendments, etc. with respect to the Obligations. Debtor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Debtor and without notice to or further assent by Debtor, any demand for payment of any of the Obligations made by the Secured Party may be rescinded by the Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Secured Party, and the Loan Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Party (or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Secured Party shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Article II or any property subject thereto.

2.4 Guarantee Absolute and Unconditional. Debtor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Secured Party upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article II; and all dealings between the Borrowers and the Debtor, on the one hand, and the Secured Party, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Debtor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or the Debtor with respect to the Obligations. Debtor understands and agrees that the guarantee contained in this Article II shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection without regard to (a) the validity or enforceability of the Loan Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or the Debtor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Debtor, the Borrowers or any Subsidiary for the Obligations, or of the Debtor under the guarantee contained in this Article II, in bankruptcy or in any other instance (other than a defense of payment). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Debtor, the Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowers, any other guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers, any other guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Debtor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Secured Party against Debtor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5 Payments. Debtor hereby guarantees that payments hereunder will be paid to the Secured Party, for the benefit of the Secured Parties, without set-off or counterclaim in Dollars.

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ARTICLE III
PLEDGE

The Debtor has pledged, and by these presents does pledge, unto Secured Party, and its successors and assigns, and the Debtor hereby grants to Secured Party, and its successors and assigns, a continuing lien on and security interest in and to the Collateral, to the fullest extent the Collateral may be pledged or assigned pursuant to applicable law.

ARTICLE IV
OBLIGATIONS SECURED

The pledge, security interest and other rights granted pursuant to Article III are granted to Secured Party to secure the prompt and unconditional payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise of the Obligations.

ARTICLE V
WARRANTIES AND REPRESENTATIONS BY DEBTORS

The Debtor warrants and represents to Secured Party, as follows:

5.1 Collateral. The Debtor has good title to the Collateral, free and clear of any Lien (other than the Permitted Liens), and full power and authority to pledge, sell, transfer or assign the Collateral to Secured Party. No other Person has any right, title or interest in the Collateral. Except for restrictions imposed by applicable state and federal laws, the Debtor is not bound by any indentures, contracts, agreements or other documents that could affect the Collateral, directly or indirectly, or which prohibit the execution and delivery of this Agreement or the performance of its terms.

5.2 Prior Financing Statements. To the best of the Debtor’s knowledge, there are no financing statements or security instruments covering the Pledged Equity and there are no existing liens, adverse claims or options or other adverse interests with respect to the Pledged Equity except for the security interests granted herein in favor of Secured Party.

5.3 Jurisdiction of Formation or Principal Residence of Debtor. The jurisdiction of formation or principal residence, as applicable, of the Debtor is the State of Nevada.

ARTICLE VI
AGREEMENTS OF DEBTOR

6.1 Filings of Financing Statements. The Debtor shall not, until the Obligations have been paid in full, authorize the filing of any financing statement (or other evidence of any lien) covering the Collateral or any interest therein, except any financing statement filed or to be filed in respect of the security interest in favor of Secured Party as provided for in this Agreement.

6.2 Transfer of Collateral. All certificates or instruments representing or evidencing the Pledged Equity shall be delivered to and held by Secured Party or a person or entity designated by Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, with signatures appropriately guaranteed.

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6.3 Defense of Claims. The Debtor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Secured Party.

6.4 Payover. Except as otherwise provided in the Loan Agreement, the Debtor shall deliver any funds attributable to the Collateral directly to the Lockbox.

6.5 Power of Attorney. If an Event of Default has occurred and subject to the further provisions of this Section 6.5, the Debtor hereby irrevocably appoints Secured Party as the Debtor’s true and lawful agent and attorney-in-fact, with full power of substitution, in the name of Secured Party or in the name of the Debtor, for the sole use and benefit of Secured Party, but at the cost and expense of the Debtor, to exercise all or any of the following powers and rights with respect to the Collateral (without any obligation on the part of Secured Party to exercise any of the following powers and rights): (a) to demand, receive, collect, sue and give acquittance for, settle, compromise, compound, prosecute or defend any action or proceeding with respect to the Collateral; (b) to endorse, collect, deposit and receipt for any checks, drafts or other means of payment thereof received from any source that constitutes all or part of the Collateral; (c) to receive, collect, and demand payment of all the sums due and payable to the Debtor with respect to the Pledged Equity; (d) to make payments thereon directly to Secured Party; and (e) to exercise, enforce, enjoy, carry out, receive and/or perform any and all rights, powers, duties, benefits and remedies of the Debtor with respect to and arising under the Collateral; provided, however, the exercise by Secured Party of or failure of Secured Party to exercise any such authority shall in no manner affect the liability of Debtor hereunder or the liability of the Borrowers under the Loan Agreement, and Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under the Collateral. The agency and authority hereby granted and created constitute an agency coupled with an interest and are irrevocable while this Agreement remains in force and effect. Secured Party shall not be bound to take any steps necessary to preserve rights in any of the Collateral against other Persons.

6.6 Delivery to Secured Party. Except as otherwise provided in the Loan Agreement, if any Collateral is received by the Debtor, the Debtor shall deliver, or cause to be delivered, to Secured Party such Collateral on the day received or promptly thereafter, with any checks being endorsed by the Debtor in favor of Secured Party. The Debtor shall not commingle any such Collateral with any other funds, proceeds or monies of the Debtor.

6.7 Financing Statement Filings. The Debtor authorizes Secured Party to file, with all appropriate jurisdictions, such financing statements describing the Collateral as Secured Party deems reasonably necessary, without the need for further authorization from the Debtor. The Debtor shall pay the cost of filing such financing statements.

6.8 Transfer or Pledge of Collateral. The Debtor shall not sell, assign, transfer, encumber, pledge, hypothecate or otherwise dispose of any interest in the Collateral, nor will Debtor create, incur or permit to exist any Lien with respect to any of the Collateral. Debtor shall not vote to enable Elysium to, or otherwise permit Elysium to, issue any stock, certificates, membership interests or other security of any nature in addition to or in exchange or substitution for the Pledged Equity except in accordance with the Loan Agreement.

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6.9 Expenses of Secured Party. The Debtor shall pay to Secured Party all expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred or paid by Secured Party in exercising or protecting its interests, rights and remedies under this Agreement or the other Loan Documents to which Debtor is a party.

6.10 Payments to Protect Collateral. Except as otherwise provided in the Loan Agreement, the Debtor shall pay, prior to delinquency or any applicable period of grace granted by the relevant Governmental Authority all taxes, charges and other assessments, if any, against the Collateral. Upon the Debtor’s failure to make such payments, Secured Party shall have the right, but not the obligation, to pay the same. Any such payment made by Secured Party shall be payable by the Debtor to Secured Party upon demand, with interest from the date advanced by Secured Party at a rate equal to the Default Rate.

6.11 Further Assurances. The Debtor shall make, procure, execute and deliver all acts, things, writings and assurances as Secured Party may at any time reasonably request, to protect, assure or enforce its interests, rights and remedies pursuant to this Agreement or the other Loan Documents.

ARTICLE VII
EVENTS OF DEFAULT; RIGHTS AND REMEDIES OF SECURED PARTY

7.1 Events of Default. The occurrence of an Event of Default under the Loan Agreement shall constitute an “Event of Default” under this Agreement.

7.2 Remedies. Upon the occurrence and continuance of an Event of Default:

(a) Secured Party shall have the rights and remedies provided in the UCC in force in the State of New York or other applicable jurisdiction;

(b) Secured Party shall have the rights and remedies provided in the Loan Agreement, any other Loan Document and any security instruments or financing statements executed in connection therewith;

(c) in addition to, or in conjunction with, the rights and remedies provided pursuant to clauses (a)-(b) of this Section 7.2, Secured Party may in accordance with applicable law:

(i) in its discretion, sell, assign, transfer and deliver the whole of the Collateral or any part thereof, or any additions thereto, or substitutes therefor, as a whole or in parcels, in such order as Secured Party may elect, at public or private sale, through brokers or otherwise, with such commercially reasonable notice or advertisement as may be required by the UCC or otherwise in any manner permitted by applicable law;

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(ii) bid and become purchaser at any public sale of the Collateral or any part thereof;

(iii) apply the net proceeds of disposition of all or any part of the Collateral available for application on the Obligations in the manner set for in the Loan Agreement, and the Debtor shall remain liable for any deficiency, but only if the Debtor is a Borrower;

(iv) demand, collect and receive all or any part of the Collateral thereafter due and payable to the Debtor;

(v) transfer to itself or to its nominee all or any part of the Collateral, and receive the monies, interest, income or benefits attributable or accruing to the Collateral, and hold the same as security for the Obligations, whether or not then due;

(d) Secured Party shall be entitled to immediate possession of all books and records evidencing any Collateral and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability;

(e) The Debtor specifically understands and agrees that any sale by Secured Party of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Secured Party at times and in manners which could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby releases Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale, except as may be caused through fraud, willful misconduct or gross negligence of Secured Party or any of its officers or representatives;

(f) Secured Party shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor shall cooperate fully with Secured Party in all respects in selling or realizing upon all or any part of the Collateral. In addition, Debtor shall fully comply with federal and state securities laws and take such actions as may be reasonably necessary to permit Secured Party to sell or otherwise dispose of any securities representing the Collateral in compliance with such laws;

(g) Secured Party shall have the right to receive any and all dividends, payments or other proceeds in respect of the Pledged Equity and make application thereof to the Obligations in the order set forth in the Loan Agreement, and any or all of the Pledged Equity shall be automatically deemed registered without the need for further action in the name of the Secured Party or its nominee, and the Secured Party or its nominee shall have (except to the extent specifically waived in each instance by the Secured Party) the exclusive right to exercise (i) all voting, corporate and other rights pertaining to such Pledged Equity at any meeting of shareholders of the relevant issuer or issuers or otherwise and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledge Equity as if it were the absolute owner thereof (including the right to exchanges, at its discretion, any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer, or upon the exercise by Debtor or the Secured Party of any right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it, but Secured Party shall have no duty to Debtor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; and

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(h) Debtor hereby authorizes and instructs each issuer of any Pledged Equity pledged by such Debtor hereunder to comply with any instruction received by it from Secured Party in writing that states that an Event of Default has occurred and is continuing, without any other or further instructions from Debtor, and Debtor agrees that each issuer shall be fully protected in so complying and shall have no duty or right to inquire as to Secured Party’s authority to give such instruction, including the payment of any dividends or other payments with respect to the Pledged Equity directly to Secured Party.

7.3 Subrogation. Notwithstanding a foreclosure sale, transfer, assignment or other disposition of any of the Collateral hereunder or exercise of any other remedy by Secured Party in connection with an Event of Default, the Debtor shall not be subrogated to any rights of Secured Party against the Collateral or any other security for the Obligations, nor shall the Debtor be deemed to be the owner of any interest in any of the Obligations, nor shall the Debtor exercise any rights or remedies with respect to the Collateral or any other security for the Obligations until the Obligations have been indefeasibly paid in full.

7.4 Waivers. The Debtor waives demand, notice, protest, notice of intent to acceleration, acceleration, and all demands and notices of any action taken by Secured Party under this Agreement except as is specifically elsewhere provided herein and except as to notices which are required, and which may not be waived, under the UCC.

7.5 Negation of Liability. Secured Party shall not be responsible in any way for any depreciation or diminution in the value or price of the Collateral, nor shall Secured Party have any duty or responsibility whatsoever to enforce collection of the Collateral by legal proceedings or otherwise, the sole duty of Secured Party being to receive collections, remittances and payments on the Collateral if and when tendered to Secured Party, and at Secured Party’s option to apply the amount or amounts so received, after deduction of any collection costs incurred, as payment upon the Obligations in the order and manner prescribed in Section 7.2.

ARTICLE VIII

MISCELLANEOUS

8.1 Assignment. The rights of Secured Party hereunder may be assigned at any time and from time to time, whether in whole or in part, and in such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement.

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8.2 Waiver. No delay of Secured Party in exercising any power or right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Secured Party of any right hereunder or under the other Loan Documents or of any default by the Debtor shall be binding upon Secured Party unless in writing, and no failure by Secured Party to exercise any power or right hereunder or under the other Loan Documents or waiver of any default by the Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default. The exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all other such rights, powers or remedies. No indulgence by Secured Party, or waiver of compliance with any provision hereof, shall be construed as a waiver of the right of Secured Party to subsequently require strict performance hereof by the Debtor.

8.3 Release of Lien. After indefeasible payment in full of the Obligations, this Agreement shall automatically terminate and be of no further force or effect and within a reasonable time after the Debtor’s written request and at the Debtor’s expense, Secured Party shall (a) execute and deliver release or termination instruments and (b) return to the Debtor all certificates and other instruments evidencing the Collateral in the possession or control of Secured Party, and take other reasonable action that the Debtor reasonably requests in order to release Secured Party’s security interest in the Collateral.

8.4 Remedies Cumulative. Each right, power and remedy of Secured Party as provided for herein, in the other Loan Documents, at law or in equity or by statute or otherwise, shall be cumulative and in addition to every other such right, power or remedy, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of Secured Party.

8.5 Parties in Interest. The terms “Secured Party” and “Debtor” as used in this instrument include the respective heirs, executors, administrators, successors, representatives, trustees and permitted assigns of such parties.

8.6 Reasonable Notice. Notice mailed to the Debtor’s address or to Debtor’s most recent changed address on file with Secured Party, at least ten (10) days prior to the related action, or if the UCC specifies a longer period, such longer period prior to the related action, shall be deemed reasonable.

8.7 WAIVER OF RIGHTS TO JURY TRIAL. The parties hereby knowingly, voluntarily, intentionally, irrevocably, and unconditionally waive all rights to trial by jury in any action, suit, proceeding, counterclaim, or other litigation based on, or arising out of, under or in connection with this Agreement or any document executed in connection with this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party with respect hereto.

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8.8 VENUE AND JURISDICTION. The parties agree that New York, New York County, New York is proper venue for any action or proceeding brought by either party under, in connection with, or relating to this Agreement, whether in contract, tort or otherwise. Any action or proceeding must be brought in state or federal court in such county to the extent not prohibited by applicable law. To the extent permitted by applicable law, each party hereto irrevocably (a) submits to the exclusive jurisdiction of such courts and (b) waives all objection and defenses he may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum.

8.9 GOVERNING LAW. This Agreement and any issues related to it (including, without limitation, the validity, enforceability, interpretation, and construction of this Agreement and any issues related to it) shall be governed by the laws of the state of New York (without regard to conflict of law rules) and the laws of the United States applicable to transactions in New York.

8.10 Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and delivered in the manner set forth in the Loan Agreement. For purposes hereof, the address for notice to the Debtor shall be as set forth in the preamble hereof and the address for notice to Secured Party shall be as set forth in the Loan Agreement. The Debtor and Secured Party shall have the right to change its address by designating a new address in a written notice to the other as herein required.

8.11 Invalidity of Certain Provisions. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

8.12 Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In this regard, each of the parties hereto acknowledges that a counterpart of this Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Agreement by each party hereto and shall constitute one instrument.

8.13 Controlling Agreement. In the event of a conflict between any provision of this Agreement and a provision of the Loan Agreement, the provision of the Loan Agreement shall control; provided, however, the inclusion in this Agreement of a provision with respect to which there is no corresponding provision in the Loan Agreement shall not constitute a conflict with any provision of this Agreement.

8.14 No Oral Agreements. This Agreement and the documents executed concurrently herewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(Signatures Appear on Following Pages)

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IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement as of the date first above written.

DEBTOR: ELYSIUM ENERGY HOLDINGS, LLC, a Nevada limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

(Signatures Continue on Following Page)

Signature Page to Guarantee and Pledge Agreement

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SECURED PARTY: 405 WOODBINE LLC, a Delaware limited liability company

By:	/s/ Lawrence Cutler
Lawrence Cutler
Authorized Signatory

Signature Page to Guarantee and Pledge Agreement

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